Exhibit 2.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
WASHINGTON PRIME GROUP INC., et al.,[1]	)	Case No. 21-31948 (MI)
)
Debtors.	)	(Jointly Administered)
)

ORDER APPROVING THE DEBTORS’

DISCLOSURE STATEMENT AND CONFIRMING THE

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF WASHINGTON PRIME GROUP INC. AND ITS DEBTOR AFFILIATES

The above-captioned debtors and debtors in possession (collectively, the “Debtors”), having:2

a.	entered into that certain restructuring support agreement, dated as of June 11, 2021, (as may be amended from time to time in accordance with its terms, the “Restructuring Support Agreement”);

b.	entered into that certain backstop commitment agreement, dated as of June 13, 2021 (the “Backstop Commitment Agreement”), between the Company Parties and the Backstop Parties;

c.

commenced, on June 13, 2021 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”);

[1]

A complete list of each of the Debtors in these chapter 11 cases and the last four digits of their federal tax identification numbers may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.primeclerk.com/washingtonprime. The Debtors’ service address is 180 East Broad Street, Columbus, Ohio 43215.

[2]

Capitalized terms used but not otherwise defined in this order (this “Confirmation Order”) shall have the meaning ascribed to them in the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group, Inc., and Its Debtor Affiliates, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

d.

filed, on June 14, 2021, the Declaration of Mark E. Yale, Executive Vice President and Chief Financial Officer of Washington Prime Group Inc., in Support of the Debtors’ Chapter 11 Petitions and First Day Motions [Docket No. 26];

e.

filed, on June 14, 2021, the Debtors’ Motion for Entry of An Order (I) Establishing Bidding Procedures, (II) Scheduling Certain Dates With Respect Thereto, (III) Approving the Form and Manner of Notice Thereof, and (IV) Granting Related Relief (the “Bidding Procedures Motion”) [Docket No. 27];

f.

filed, on June 14, 2021, the Debtors’ Motion for Entry of An Order (I) Authorizing Entry Into the Backstop Commitment Agreement, (II) Approving the Payment of Fees and Expenses Related Thereto, and (III) Granting Related Relief (the “Backstop Commitment Agreement Motion”) [Docket No. 28];

g.	continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code;

h.

filed, on June 23, 2021, (i) the Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates [Docket No. 161]; (ii) the Disclosure Statement for the Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates (as amended, supplemented, or modified from time to time, the “Disclosure Statement”) [Docket No. 162]; and (iii) the Debtors’ Emergency Motion for Entry of An Order (I) Conditionally Approving the (A) Adequacy of the Disclosure Statement, (B) Solicitation Procedures, (C) Forms of Ballots and Notices in Connection Therewith, (D) Equity Rights Offering Procedures and Related Materials, and (E) Combined Hearing and Equity Rights Offering Timelines, and (II) Granting Related Relief (the “Disclosure Statement Motion”) [Docket No. 163];

i.

obtained, on July 8, 2021, entry of the Order (I) Establishing Bidding Procedures, (II) Scheduling Certain Dates With Respect Thereto, (III) Approving the Form and Manner of Notice Thereof, and (IV) Granting Related Relief [Docket No. 259], approving the Bidding Procedures Motion;

j.

obtained, on July 8, 2021, entry of the Order (I) Authorizing Entry Into the Backstop Commitment Agreement, (II) Approving the Payment of Fees and Expenses Related Thereto, and (III) Granting Related Relief [Docket No. 290], approving the Backstop Commitment Agreement Motion;

k.	filed, on July 11, 2021, a revised Plan [Docket No. 323] and a revised Disclosure Statement [Docket No. 325];

l.	filed, on July 12, 2021, a further revised Plan [Docket No. 335] and a further revised Disclosure Statement [Docket No. 334];

m.

obtained, on July 12, 2021, entry of the Order (I) Conditionally Approving the Adequacy of the Disclosure Statement, (II) Approving (A) the Solicitation Procedures (B) the Forms of Ballots and Notices in Connection Therewith, (C) Equity Rights Offering Procedures and Related Materials, and (E) Combined Hearing and Equity Rights Offering Timelines, and (III) Granting Related Relief (the “Disclosure Statement Order”) [Docket No. 337] conditionally approving the Disclosure Statement and approving the confirmation timeline, the solicitation procedures (the “Solicitation Procedures”), the related cover letter, and applicable notices, forms, and ballots (collectively with the Solicitation Procedures, the Disclosure Statement, the Plan, and the Disclosure Statement Order, the “Solicitation Package”), the equity option procedures (the “Equity Option Procedures”), the rights offering procedures (the “Equity Rights Offering Procedures”), and related materials;

n.	filed, on July 12, 2021, the solicitation version of the Plan [Docket No. 338] and the solicitation version of the Disclosure Statement [Docket No. 339];

o.

caused, on or about July 14, 2021 (the “Solicitation Deadline”), service of the Solicitation Package to Holders of Claims and Interests in the Voting Classes, including the Notice of Hearing to Consider (I) the Adequacy of the Disclosure Statement and (II) Confirmation of the Chapter 11 Plan Filed by the Debtors and Related Voting and Objection Deadlines (the “Initial Combined Hearing Notice”), which informed recipients of (i) the initially-scheduled combined hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Combined Hearing”), (ii) the initial voting deadline and deadline for objecting to the adequacy of the Disclosure Statement and/or Confirmation of the Plan, (iii) the methods by which parties may request copies of the Plan, the Disclosure Statement, and other solicitation materials, and (iv) the full text of the release, exculpation, and injunction provisions set forth in Article VIII of the Plan, as evidenced by, among other things, the Affidavit of Service (the “Initial Solicitation Affidavit”) [Docket No. 720];

p.

caused, on or about July 14, 2021, service of the Initial Combined Hearing Notice and either (i) the Notice of Non-Voting Status and Opt-Out Form to Holders of Impaired Claims and Interests Deemed to Reject the Plan, (ii) the Notice of Non‑Voting Status and Opt-Out Form to Holders of Unimpaired Claims and Interests Conclusively Presumed to Accept the Plan, or (iii) the Notice of Non‑Voting Status With Respect to Disputed Claims (collectively the “Non-Voting Status Notices and Opt-Out Forms”) to Holders of Claims and Interests in Non‑Voting Classes, as applicable, which (A) informed recipients of their status as Holders of Claims or Interests in a Non‑Voting Class, (B) provided the full text of the release, exculpation, and injunction provisions set forth in Article VIII of the Plan, (C) included a form by which Holders could elect to opt out of the Third‑Party Release by checking a prominently featured and clearly labeled box, and (D) enclosed a postage prepaid, return-addressed envelope in which Holders could return their opt out elections to the Solicitation Agent.

q.

caused, on July 15 and 16, 2021, the Initial Combined Hearing Notice to be published in the New York Times (national edition) and USA Today (national edition) as evidenced by the Affidavits of Publication (the “Publication Affidavits”) [Docket Nos. 374 and 376, respectively];

r.

filed, on July 29, 2021, the Stipulation and Agreed Order (I) Adjourning the Combined Hearing, (II) Extending the Voting, Objection, and Other Combined Hearing Deadlines, and (III) Setting A Discovery and Litigation Schedule for the Official Committee of Equity Security Litigation Related to the Combined Hearing (the “Scheduling Stipulation”) [Docket No. 704], modifying the confirmation schedule and certain related deadlines;

s.

filed, on August 20, 2021, the Plan Supplement for the Joint Chapter 11 Plan of Reorganization of Washington Prime Group, Inc., and Its Debtor Affiliates (as may be amended, supplemented, or otherwise modified from time to time according to the Plan, the “Plan Supplement,” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of Plan) [Docket No. 876];

t.	filed, on August 24, 2021, the First Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates [Docket No. 893];

u.

filed, on August 24, 2021, the Debtors’ Emergency Motion For Entry of an Order (I) Approving the Debtors’ Continued Solicitation of the Plan, (II) Conditionally Approving the Supplemental Disclosure Statement, (III) Approving the Modified Equity Option Procedures, the Common Equity Rights Offering Procedures and Related Materials, (IV) Modifying Certain Confirmation and Equity Rights Offering Deadlines, and (V) Granting Related Relief (the “Supplemental Disclosure Statement Motion”) [Docket No. 895];

v.

obtained, on August 25, 2021, entry of the Order (I) Approving the Debtors’ Continued Solicitation of the Plan, (II) Conditionally Approving the Supplemental Disclosure Statement, (III) Approving the Modified Equity Option Procedures, the Common Equity Rights Offering Procedures and Related Materials, (IV) Modifying Certain Confirmation and Equity Rights Offering Deadlines, and (V) Granting Related Relief (the “Supplemental Disclosure Statement Order”) [Docket No. 917] (i) conditionally approving the Disclosure Statement Supplement Relating to the First Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates (the “Disclosure Statement Supplement”) and (ii) approving the modified confirmation schedule and related deadlines, the modified solicitation and voting procedures (the “Continued Solicitation and Voting Procedures”), and the related notices and cover letter (collectively with the Continued Solicitation and Voting Procedures and the Disclosure Statement Supplement, the “Supplemental Solicitation Package”), and (iii) approving the modified Equity Option Procedures, the rights offering procedures for eligible Class 11 Existing Common Equity Interests (the “Common Equity Rights Offering Procedures”), and related materials and timeline modifications;

w.

caused, on or about August 26, 2021, service of the Supplemental Solicitation Package to Holders of Claims and Interests in the Voting Classes, including (i) the Notice of (I) Extension of Solicitation and (II) Filing of the First Amended Joint Chapter 11 Plan of Reorganization and the Disclosure Statement Supplement Relating to the First Amended Joint Chapter 11 Plan of Reorganization (the “Solicitation Extension Notice”), (ii) the Notice of Rescheduled Combined Hearing to Approve the Disclosure Statement and Confirm the First Amended Plan and Related Dates (the “Modified Combined Hearing Notice,” and together with the Initial Combined Hearing Notice, the “Combined Hearing Notices,” and together with the Non-Voting Status Notices and Opt-Out Forms and the Solicitation Extension Notice, the “Notices”), and (iii) a cover letter from the OEC encouraging Holders of Existing Equity Interests to vote in support of the Plan, as evidenced by, among other things, the Affidavit of Service (the “Continued Solicitation Affidavit,” and together with the Initial Solicitation Affidavit, the “Solicitation Affidavits”) [Docket No. 990];

x.	filed, on September 1, 2021, the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates [Docket No. 976];

y.

filed, on September 2, 2021, the Declaration of Craig E. Johnson of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc. and Its Debtor Affiliates (the “Voting Report”) [Docket No. 995];

z.

filed, on September 3, 2021, the Declaration of Mark E. Yale, Executive Vice President and Chief Financial Officer of Washington Prime Group Inc., in Support of the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group, Inc. and Its Debtor Affiliates [Docket No. 996];

aa.

filed, on September 3, 2021, the Declaration of Ronen Bojmel in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group, Inc. and Its Debtor Affiliates [Docket No. 997];

bb.

filed, on September 3, 2021, the Declaration of Tony Simion in Support of Confirmation of the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group, Inc., and Its Debtor Affiliates [Docket No. 999]; and

cc.

filed, on September 3, 2021, the Debtors’ Memorandum of Law In Support of An Order Approving the Debtors’ Disclosure Statement For, and Confirming, the Second Amended Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates (the “Confirmation Brief”) [Docket No. 1000].

This Bankruptcy Court having:

a.

entered, on July 12, 2021, the Disclosure Statement Order, among other things, conditionally approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

b.	entered, on July 29, 2021, the Scheduling Stipulation, modifying the confirmation schedule and certain related deadlines;

c.

entered, on August 25, 2021, the Supplemental Disclosure Statement Order, among other things, conditionally approving the Disclosure Statement Supplement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

d.

set September 1, 2021, at 4:00 p.m. (prevailing Central Time) as the deadline for filing objections to the adequacy of the Disclosure Statement or Disclosure Statement Supplement and/or in opposition to Confirmation of the Plan;

e.	set September 2, 2021, at 11:00 a.m. (prevailing Central Time) as the deadline for voting on the Plan;

f.

set September 3, 2021, at 11:00 a.m. (prevailing Central Time) as the date and time for the commencement of the Combined Hearing in accordance with Bankruptcy Rules 3017 and 3018 and sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code;

g.

reviewed the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Motion, the Disclosure Statement Supplement, the Supplemental Disclosure Statement Motion, the Confirmation Brief, the Solicitation Affidavit, the Voting Report, and all Filed pleadings, exhibits, declarations, affidavits, statements, responses, and comments regarding approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

h.	held the Combined Hearing on September 3, 2021, at 11:00 a.m. (prevailing Central Time);

i.	heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan and objections thereto;

j.

considered all oral representations, live testimony, written direct testimony, designated deposition testimony, exhibits, documents, filings, and other evidence regarding approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan and objections thereto;

k.	made rulings on the record at the Combined Hearing (the “Confirmation Ruling”);

l.

overruled (i) any and all objections to the approval of the Disclosure Statement or the Disclosure Statement Supplement and Confirmation of the Plan, except as otherwise stated or indicated on the record, and (ii) all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated; and

m.	taken judicial notice of all papers and pleadings filed in the Chapter 11 Cases.

NOW, THEREFORE, the Bankruptcy Court, having found that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents Filed in support of approval of the Disclosure Statement and the Disclosure Statement Supplement and Confirmation of the Plan and presented at the Combined Hearing, including the declarations in support thereof, establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and orders:

I.  FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.    The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction and Venue.

2.    The Bankruptcy Court has subject matter jurisdiction over this matter pursuant to 28 U.S.C. § 1334. Consideration of whether the Disclosure Statement, the Disclosure Statement Supplement, and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively, constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to the entry of a Final Order by the Bankruptcy Court to the extent that it is later determined that the Bankruptcy Court, absent consent of the parties, cannot enter Final Orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Bankruptcy Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409.

C.	Eligibility for Relief.

3.    The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.    On the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  The Debtors are operating their businesses and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  On June 14, 2021, the Bankruptcy Court entered an order [Docket No. 33] authorizing procedural consolidation and joint administration of these Chapter 11 Cases pursuant to Bankruptcy Rule 1015(b).

E.	Appointment of Statutory Committees.

5.    On June 25, 2021, the United States Trustee for the Southern District of Texas (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “UCC”) [Docket No. 168].  On July 6, 2021, the U.S. Trustee reconstituted the UCC [Docket No. 233].  OnJuly 15, 2021, the U.S. Trustee appointed the OEC [Docket No. 361].  On August 7, 2021, the U.S. Trustee again reconstituted the UCC [Docket No. 793].  On August 11, 2021, the U.S. Trustee reconstituted the OEC [Docket No. 829].  On August 17, 2021, the U.S. Trustee filed the Notice of United States Trustee’s Disbandment of the Committee of Unsecured Creditors [Docket No. 858].

F.	Plan Supplement.

6.   On August 20, 2021, the Debtors filed the Plan Supplement [Docket No. 876].  On September 1, 2021, the Debtors filed an amended Plan Supplement [Docket No. 977].  On September 2, 2021, the Debtors filed a further amended Plan Supplement [Docket No. 994].  The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the Debtors provided good and proper notice of the filing of the Plan Supplement in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, the Supplemental Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases.  No other or further notice is or will be required with respect to the Plan Supplement or any of the documents contained therein or related thereto.  All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into, the Plan.  Subject to the terms of the Plan, the Debtors are authorized to alter, amend, update, or modify the Plan Supplement in accordance with the time limits set forth in the Plan and the Restructuring Support Agreement.

G.	Modifications to the Plan.

7.    Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan since the commencement and continued solicitation of votes as described or set forth in this Confirmation Order constitute technical or clarifying changes, changes with respect to particular Claims or Interests by agreement with Holders of such Claims or Interests, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement, Disclosure Statement Supplement, and solicitation materials served pursuant to the Disclosure Statement Order and the Supplemental Disclosure Statement Order, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases.

8.    In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosures under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan, as modified, is properly before this Bankruptcy Court, and all votes cast with respect to the Plan prior to such modifications shall be binding and shall apply with respect to the Plan.

H.	Objections Overruled.

9.    Any resolution or disposition of objections to approval of the Disclosure Statement or the Disclosure Statement Supplement and Confirmation of the Plan explained or otherwise ruled upon by the Bankruptcy Court on the record at the Combined Hearing are hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights (except with respect to unresolved cure disputes) with respect to approval of the Disclosure Statement or the Disclosure Statement Supplement or Confirmation of the Plan are hereby overruled on the merits.

I.	Transmittal and Mailing of Materials; Notice.

10.    As evidenced by the Solicitation Affidavits, the Publication Affidavits, and the Notices, the Debtors provided due, adequate, and sufficient notice of the Plan, the Disclosure Statement, and the Disclosure Statement Supplement, and the opportunity to opt out of the Third‑Party Release, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement, the Disclosure Statement Supplement, and the Plan in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002, 3017, 3019, and 3020(b), the Local Rules, and the procedures set forth in the Disclosure Statement Order and the Supplemental Disclosure Statement Order. Further, the Initial Combined Hearing Notice was published in The New York Times and the USA Today on July 15 and 16, 2021, respectively, in compliance with the Disclosure Statement Order and Bankruptcy Rule 2002(I), as evidenced by the Publication Affidavits. Such notice was adequate and sufficient under the facts and circumstances of the Chapter 11 Cases in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and the Supplemental Disclosure Statement Order. No other or further notice is or shall be required.

J.	Disclosure Statement.

11.    The Disclosure Statement and the Disclosure Statement Supplement each contain (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement and the Disclosure Statement Supplement with the clerk of the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

K.	Voting Report.

12.    Before the Combined Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Combined Hearing without objection. The procedures used to solicit and tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Supplemental Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations.

13.    As set forth in the Plan and Disclosure Statement, Holders of Claims and Interests in Class 4A (Revolving and Term Loan Facilities Claims), Class 4B (Weberstown Term Loan Facility Claims), Class 5 (Unsecured Notes Claims), Class 10 (Existing Preferred Equity Interests), and Class 11 (Existing Common Equity Interests) (collectively, the “Voting Classes”) were eligible to vote to accept or reject the Plan in accordance with the Solicitation Procedures and the Continued Solicitation and Voting Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes adequately addressed the particular needs of the Chapter 11 Cases and were appropriate for Holders in the Voting Classes to vote to accept or reject the Plan.

14.    Holders of Claims in Class 1 (Other Secured Claims), Class 2 (Other Priority Claims), Class 6 (Property-Level Mortgage Guarantee Claims), and Class 7 (General Unsecured Claims) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims in Class 12 (510(b) Claims) (the “Deemed Rejecting Class”) are Impaired and are entitled to no recovery under the Plan, and are therefore deemed to have rejected the Plan and, therefore, were not entitled to vote to accept or reject the Plan. Holders of Claims and Interests in Class 8 (Intercompany Claims) and Class 9 (Intercompany Interests) (the “Deemed Accepting/Rejecting Classes” and, together with the Deemed Accepting Classes and the Deemed Rejecting Class, the “Non-Voting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated), or are Impaired and deemed to have rejected the Plan (to the extent cancelled and released), and, in either event, are not entitled to vote to accept or reject the Plan.

15.    As evidenced by the Voting Report, each of the Voting Classes voted to accept the Plan.

L.	Solicitation.

16.    The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and such solicitation complied with sections 1125, 1126, and all other applicable sections of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3019, the Solicitation Procedures approved in the Disclosure Statement Order, the Continued Solicitation and Voting Procedures approved in the Supplemental Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, and regulations. The Solicitation Package and the Supplemental Solicitation Package provided the opportunity for voting creditors to opt out of the Third-Party Release.

17.    As described in the Voting Report and the Solicitation Affidavits, as applicable, the Solicitation Package and the Supplemental Solicitation Package, including, as applicable, the Plan, the Disclosure Statement, the applicable Ballot, the Disclosure Statement Order, the Solicitation Procedures, the Disclosure Statement Supplement, the Supplemental Disclosure Statement Order, the Continued Solicitation and Voting Procedures, and the Notices, were transmitted and served, including to all Holders of Claims and Interests in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017, 3018, and 3019, the Local Rules, the Disclosure Statement Order, the Supplemental Disclosure Statement Order, and all other applicable rules, laws, and regulations. Transmission and service of the Solicitation Packages was timely, adequate, and sufficient under the facts and circumstances of the Chapter 11 Cases. No further notice is required.

18.    Under sections 1126(f) and 1126(g) of the Bankruptcy Code, the Debtors were not required to solicit votes from the Holders of Claims or Interests, as applicable, in the Non-Voting Classes, each of which is conclusively presumed to have accepted or deemed to have rejected the Plan. Nevertheless, the Debtors served the Combined Hearing Notice and the Non-Voting Status Notices and Opt-Out Forms on Holders of Claims and Interests in the Non-Voting Classes, as applicable, which adequately summarized the material terms of the Plan, including classification and treatment of Claims and Interests and the release, exculpation, and injunction provisions of the Plan. Further, because the opt out form was included in the applicable Ballot and the Non‑Voting Status Notices and Opt-Out Forms, every known stakeholder, including unimpaired creditors, was provided with the means by which they can opt out of the Third-Party Release.

M.	Bankruptcy Rule 3016.

19.    The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement, the Disclosure Statement Supplement, and the Plan with the Bankruptcy Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Plan, as described in the Disclosure Statement, describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

N.	Equity Rights Offering.

20.    On the Effective Date, the Debtors shall consummate the Equity Rights Offering, through which each Holder of an Allowed Unsecured Notes Claims and each Eligible Election Participant that has made a valid Common Equity Option election, subject to the terms and conditions set forth in the Plan, the Equity Rights Offering Procedures, and the Common Equity Rights Offering Procedures, as applicable, shall have the opportunity to purchase Equity Rights Offering Securities at the Purchase Price. The Equity Rights Offering shall be backstopped in accordance with the terms and subject to the conditions of the Backstop Commitment Agreement (and any amendments or joinders thereto). Subject to, and in accordance with, the Backstop Commitment Agreement, as consideration for the commitments of the Backstop Parties under the Backstop Commitment Agreement, the Backstop Parties shall receive the Backstop Equity Premium. On the date that is the deadline for exercising Subscription Rights, Equity Rights Offering Participants (other than the Backstop Parties or other parties designated by the Debtors) were or will be required, in accordance with the Equity Rights Offering Procedures or the Common Equity Rights Offering Procedures, as applicable, to pay the applicable Purchase Price to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included in the applicable Subscription Form for Subscription Rights exercised by such Equity Rights Offering Participants. The Backstop Parties or the other parties designated by the Debtors will not be required to fund their respective commitments under the Backstop Commitment Agreement until the deadline specified in the Funding Notice (as defined in the Backstop Commitment Agreement).

21.    The Debtors solicited subscriptions to the Equity Rights Offering in good faith pursuant to the Equity Rights Offering Procedures and the Common Equity Rights Offering Procedures set forth in the Disclosure Statement Order and the Supplemental Disclosure Statement Order, respectively, applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy laws, rules, or regulations. The Equity Rights Offering Procedures and the Common Equity Rights Offering Procedures are fair, equitable, and reasonable and provide for the Equity Rights Offering to be conducted in a manner that is in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests.

O.	Burden of Proof—Confirmation of the Plan.

22.    The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation of the Plan. Further, the Debtors have surpassed that standard and have proven the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with the Combined Hearing was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

P.	Compliance with the Requirements of Section 1129 of the Bankruptcy Code.

23.   The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows:

a.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

24.   The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123 thereof, as required by section 1129(a)(1) of the Bankruptcy Code.

i.	Sections 1122 and 1123(a)(1)—Proper Classification.

25.   The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into 12 Classes, based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Claims, and payment of U.S. Trustee statutory fees, which are each addressed in Article II of the Plan and are required not to be designated as separate Classes pursuant to section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of the Classes of Claims and Interests created under the Plan, the classifications were not implemented for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims and Interests.

26.   In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a), 1122(b), and 1123(a)(1) of the Bankruptcy Code.

ii.	Sections 1123(a)(2)—Specification of Unimpaired Classes.

27.   Article III of the Plan specifies that Claims in the Deemed Accepting Classes are Unimpaired under the Plan. For the avoidance of doubt, Holders of Intercompany Claims and Intercompany Interests are Unimpaired and conclusively presumed to have accepted the Plan, or are Impaired and deemed to have rejected the Plan, and, in either event, are not entitled to vote to accept or reject the Plan. In addition, Article II of the Plan specifies that Allowed Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims with respect to the Plan are Unimpaired, although the Plan does not classify these Claims. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code.

iii.	Sections 1123(a)(3)—Specification of Treatment of Impaired Classes.

28.   Article III of the Plan specifies the treatment of each Impaired Class under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

iv.	Sections 1123(a)(4)—No Discrimination.

29.   Article III of the Plan provides the same treatment to each Claim or Interest in any particular Class, as the case may be, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

v.	Section 1123(a)(5)—Adequate Means for Plan Implementation.

30.  The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including: (a) the general settlement of Claims and Interests; (b) implementation of the Restructuring Transactions; (c) the issuance and distribution of the New Common Equity in accordance with the Plan, including pursuant to the election by eligible Holders in Classes 10 and 11 of the Equity Option; (d) issuance and distribution of the Equity Rights pursuant to the Equity Rights Offering Procedures and the Common Equity Rights Offering Procedures, respectively, and subsequent issuance and distribution of New Common Equity issuable upon exercise of such Equity Rights; (e) the authorization, approval, and entry into the New Term Loan Exit Facility, the New Revolving Exit Facility, and the Exit Facility Documents; (f) entry into the Management Incentive Plan; (g) assumption of the Employment Agreements; (h) the authorization, approval, and entry of corporate actions under the Plan; (i) the vesting of Estate assets in the Reorganized Debtors; (j) except as otherwise provided in the Plan and Confirmation Order, the cancellation of existing securities, existing indebtedness, and related agreements; (k) the assumption of the Compensation and Benefits Programs; (l) approval and adoption of the New Governance Documents; (m) the cancellation of existing Interests and related agreements; (n) selection of the directors and officers for the Reorganized Debtors; (o) the preservation and vesting of certain Causes of Action in the Reorganized Debtors; (p) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); and (q) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

vi.	Section 1123(a)(6)—Non-Voting Equity Securities.

31.   In accordance with Article IV.K of the Plan, on or immediately prior to the Effective Date, the New Governance Documents shall be automatically adopted by the applicable Reorganized Debtors. The New Governance Documents will prohibit the issuance of non-voting equity Securities, thereby satisfying section 1123(a)(6). Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

vii.	Section 1123(a)(7)—Directors, Officers, and Trustees.

32.  In accordance with Article IV.L of the Plan, on the Effective Date, the terms of the current members of WPG Inc.’s board of directors shall expire, and the New Board will include those managers set forth in the list of managers of Reorganized WPG included in the Plan Supplement or selected pursuant to the procedures provided for in the Plan Supplement. By the Effective Date, the officers and overall management structure of Reorganized WPG, and all officers and management decisions with respect to Reorganized WPG (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board. The New Board shall be selected by the Plan Sponsor in accordance with the procedures set forth in the Plan Supplement and shall include the chief executive officer of Reorganized WPG. The selection of the members of the New Board is consistent with the interests of all Holders of Claims and Interests, and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

b.	Section 1123(b)—Permissive Contents of the Plan.

33.   The Plan contains various discretionary provisions that are permitted by section 1123(b) of the Bankruptcy Code. Any such provision complies with section 1123(b) of the Bankruptcy Code and is not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b) of the Bankruptcy Code.

i.	Impairment/Unimpairment of Any Class of Claims or Interests.

34.   Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

ii.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

35.   Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases as of the Effective Date of the Plan, unless such Executory Contract or Unexpired Lease: (a) previously was assumed or rejected by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Lease Schedule.

iii.	Compromise and Settlement.

36.   In accordance with section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and as consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan constitute a good‑faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan. Such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable.

iv.	Debtor Release.

37.   The release of claims and Causes of Action by the Debtors described in Article VIII.D of the Plan and incorporated into this Confirmation Order in accordance with section 1123(b)(3)(A) of the Bankruptcy Code (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ or the Reorganized Debtors’, as applicable, pursuit of any such claims or Causes of Action against the Released Parties is not in the best interest of the Estates or the Debtors’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims or Causes of Action. The low probability of success in litigation with respect to the released claims and Causes of Action supports the Debtor Release. The Debtor Release is fair and equitable and complies with the absolute priority rule.

38.   The Debtor Release is an integral part of the Plan and is in the best interests of the Debtors’ Estates as a component of the comprehensive settlement implemented under the Plan. Holders of Claims and Interests entitled to vote have overwhelmingly voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release contained therein, was negotiated at arm’s length and in good faith by sophisticated parties represented by able counsel and financial advisors. The Debtor Release is therefore the result of an arm’s-length negotiation process.

39.   The Debtor Release appropriately offers protection to parties that provided consideration to the Debtors and their Estates and parties that participated in the Debtors’ restructuring process. Each of the Released Parties made significant concessions and contributions to the Chapter 11 Cases. In particular, the 2015 Lenders, the 2018 Lenders, and the Weberstown Lenders consented to the use of their cash collateral, which provided the liquidity and financing necessary to fund the administration of the Chapter 11 Cases, and agreed to accept a partial pay down of the Debtors’ prepetition debt obligations, with the remainder of their Claims satisfied by debt issued by the Reorganized Debtors in accordance with the terms set forth in the Restructuring Support Agreement. The Unsecured Noteholders have agreed to equitize their Claims to deleverage the Debtors’ prepetition capital structure. The Plan Sponsor agreed to fully backstop a $325 million equity rights offering and allocate value to junior creditors beyond what they would receive in a strict priority waterfall scenario. The DIP Lenders provided a $150 million new money debtor-in-possession facility to finance the Chapter 11 Cases. The Exit Facility Lenders agreed to provide the approximately $1.212 billion New Term Loan Exit Facility and to permit the Company to obtain, to the extent needed, a $50 million New Revolving Exit Facility on a pari passu basis with the New Term Loan Exit Facility. The Debtor Release for the Debtors’ directors and officers is appropriate because the Debtors’ directors and officers share an identity of interest with the Debtors, supported the Plan and the Chapter 11 Cases, actively participated in meetings, negotiations, and implementation during the Chapter 11 Cases, and have provided other valuable consideration to the Debtors to facilitate the Debtors’ reorganization.

40.    As such, the Debtor Release is: (a) in exchange for the good and valuable consideration provided by or on behalf of the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good‑faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release. In light of the foregoing, the Debtor Release is approved.

v.	Release by Holders of Claims and Interests.

41.   The release by the Releasing Parties set forth in Article VIII.E of the Plan and incorporated into this Confirmation Order (the “Third-Party Release”) is an essential provision of the Plan. The Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including the Released Parties’ contributions to facilitating the Restructuring Transactions, and implementing the Plan; (d) a good faith settlement and compromise of such Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third‑Party Release.

42.  The Third-Party Release is an integral part of the Plan. Similar to the Debtor Release, the Third-Party Release facilitated participation of the Released Parties in both the Plan and the chapter 11 process generally. The Third-Party Release was critical in incentivizing parties to support the Plan and preventing significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. The Third-Party Release is consensual, as the Releasing Parties were provided notice of the chapter 11 proceedings, the Plan, the deadline to object to Confirmation of the Plan, and the Combined Hearing. Additionally, all Holders of Claims against or Interests in the Debtors were given the opportunity to opt out of the Third-Party Release, and the release provisions of the Plan were conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, and the Ballots or applicable Non-Voting Status Notices and Opt‑Out Forms.

43.  The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases, and parties received due and adequate notice of the Third‑Party Release. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Affidavits, provided sufficient notice of the Third-Party Release, and no further or other notice is necessary. The Third‑Party Release is consistent with established practice in this jurisdiction and others. The Third-Party Release is specific in language, integral to the Plan, and given for substantial consideration.

vi.	Exculpation.

44.  The exculpation provision set forth in Article VIII.F of the Plan and incorporated into this Confirmation Order is essential to the Plan. The record in the Chapter 11 Cases supports the exculpation provision set forth in Article VIII.F of the Plan, which is appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for actual fraud, willful misconduct, and gross negligence. The Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the distribution of recoveries under the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation or such distributions made pursuant to the Plan.

vii.	Injunction.

45.  The injunction provision set forth in Article VIII.G of the Plan is essential to the Plan and is necessary to implement the Plan and to preserve and enforce the discharge, the Debtor Release, the Third-Party Release, and the exculpation provision in Article VIII.F of the Plan. The injunction provision is fair and reasonable and is appropriately tailored to achieve those purposes.

viii.	Preservation of Causes of Action.

46.  Article IV.P of the Plan appropriately provides for the preservation by the Debtors or the Reorganized Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. Causes of Action not released by the Debtors or exculpated under the Plan or this Confirmation Order will be retained solely by the Reorganized Debtors as provided by the Plan. The Plan is specific and unequivocal with respect to the Causes of Action to be retained by the Reorganized Debtors, and the Plan and the Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Reorganized Debtors may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in the Plan, and as set forth in the Plan Supplement, are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. For the avoidance of any doubt, Causes of Action released or exculpated under the Plan will not be retained by the Reorganized Debtors.

ix.	Lien Releases.

47.   The release and discharge of certain mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates set forth in Article VIII.C of the Plan (the “Lien Releases”) are necessary to implement the Plan. The Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

x.	Additional Plan Provisions.

48.   The other discretionary provisions of the Plan, including the Plan Supplement, are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for the allowance of certain Claims, treatment of indemnification obligations, and the retention of court jurisdiction. Thus, the Plan satisfies section 1123(b)(6) of the Bankruptcy Code.

c.	Section 1123(d)—Cure of Defaults.

49.  Article V.C of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. Any monetary defaults under each Assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, or as soon as reasonably practicable thereafter, subject to the limitations described in Article V.C of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Except as expressly provided in this Confirmation Order, any disputed Cure Claims will be determined in accordance with the procedures set forth in Article V.C of the Plan or this Confirmation Order and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts and Unexpired Leases in accordance with section 365(b)(1) of the Bankruptcy Code. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

d.	Section 1129(a)(2)— Debtor Compliance with the Bankruptcy Code.

50.   The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code, satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a)	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b)	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c)

complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule, and regulation, the Disclosure Statement Order, the Supplemental Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

e.	Section 1129(a)(3)—Proposal of Plan in Good Faith.

51.  The Debtors have proposed the Plan (and all documents necessary to effectuate the Plan) in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders, and not by any means forbidden by law. In determining that the Plan was proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, the process leading to its formulation, the Restructuring Support Agreement, and the process leading to Confirmation of the Plan. The Chapter 11 Cases were Filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

52.  The Plan and the contracts, instruments, releases, agreements, and other documents necessary and related to implementing, effectuating, and consummating the Plan, including the Exit Facility Documents, are the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers, and managers, and the other constituencies involved in the Chapter 11 Cases. The Plan’s classification, indemnification, release, injunction, and exculpation provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code and applicable law in this jurisdiction, and are each necessary for the Debtors’ successful reorganization. The Plan itself and the process leading to its formulation provides evidence of the Debtors’ and such other parties’ good faith, serves the public interest, and assures fair treatment of Holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors commenced the Chapter 11 Cases with the belief that the Debtors were in need of reorganization, and the Plan was negotiated and proposed with the intention of accomplishing a successful reorganization and maximizing stakeholder value and for no ulterior purpose. Accordingly, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

f.	Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable.

53.  Except as otherwise provided or permitted by the Plan or other orders of the Bankruptcy Court, any payment made or to be made by the Debtors, or by a person issuing securities or acquiring property under the Plan, for services or costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, in each case incurred prior to the Effective Date, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

g.	Section 1129(a)(5)—Disclosure of Directors and Officers Are Consistent with the Interests of Creditors and Public Policy.

54.  The proposed directors and officers for the Reorganized Debtors are qualified and were selected in a manner consistent with the interests of Holders of Claims and Interests and with public policy. Their identities were, to the extent reasonably practicable and known to the Debtors, disclosed in the Plan Supplement. Accordingly, the Debtors satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

h.	Section 1129(a)(6)—Rate Changes.

55.   The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and therefore will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

i.	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

56.  The evidence in support of the Plan that was proffered or adduced at the Combined Hearing, and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date of the Plan, than the amount such Holder would receive if the Debtors were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interest of their creditors and equity holders, and the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

j.	Section 1129(a)(8)—Conclusive Presumption of Acceptance by the Deemed Accepting Classes; Acceptance of the Plan by Certain Impaired Classes.

57.  The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Voting Classes, Classes 4A, 4B, 5, 10, and 11, are Impaired under the Plan and have voted to accept the Plan. The Deemed Accepting/Rejecting Classes are Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent cancelled), and, in either event, are not entitled to vote to accept or reject the Plan. The Deemed Rejecting Class is Impaired, deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code, and is not entitled to vote to accept or reject the Plan. Although the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Class, the Plan is confirmable because the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Class, and thus satisfies section 1129(b) of the Bankruptcy Code.

k.	Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

58.   The treatment of Administrative Claims, Professional Fee Claims, Priority Tax Claims, DIP Claims, and payment of United States Trustee statutory fees under Article II of the Plan satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

l.	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

59.   As set forth in the Voting Report, all Impaired Classes that were entitled to vote on the Plan, Classes 4A, 4B, 5, 10 and 11, voted to accept the Plan. As such, there is at least one Class of Claims or Interests that is Impaired under the Plan and has accepted the Plan, determined without including any acceptance of the Plan by any insider (as defined by the Bankruptcy Code). Accordingly, the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

m.	Section 1129(a)(11)—Feasibility of the Plan.

60.  The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting the Plan proffered or adduced by the Debtors at, or prior to, the Combined Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) has not been controverted by other persuasive evidence; (c) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization; (d) establishes that the Debtors or the Reorganized Debtors, as applicable, will have sufficient funds available to meet their obligations under the Plan; and (e) establishes that the Debtors or the Reorganized Debtors, as applicable, will have the financial wherewithal to pay any Claims that accrue, become payable, or are allowed by Final Order following the Effective Date.

n.	Section 1129(a)(12)—Payment of Statutory Fees.

61.  Article XII.C of the Plan provides that all fees payable pursuant to section 1930(a) of the Judicial Code, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at the Combined Hearing in accordance with section 1128 of the Bankruptcy Code, shall be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

o.	Section 1129(a)(13)—Retiree Benefits.

62.  Pursuant to section 1129(a)(13) of the Bankruptcy Code, and as provided in Article V.G of the Plan, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. As a result, the Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code.

p.	Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations.

63.  The Debtors do not owe any domestic support obligations, are not individuals, and are not nonprofit corporations. Therefore, sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply.

q.	Section 1129(b)—Confirmation of the Plan Over Nonacceptance of Impaired Classes.

64.  The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code because: (a) at least one Voting Class voted to accept the Plan and (b) the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Class. As a result, the Plan may be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

r.	Section 1129(c)—Only One Plan.

65.  Other than the Plan with respect to the Debtors, no other plan has been confirmed in the Chapter 11 Cases. Accordingly, the Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code.

s.	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes or Section 5 of the Securities Act.

66.  No Governmental Unit has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of the taxes or the application of section 5 of the Securities Act. Accordingly, the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

t.	Section 1129(e)—Not Small Business Cases.

67.  The Chapter 11 Cases are not small business cases, and, accordingly, section 1129(e) of the Bankruptcy Code does not apply.

u.	Section 1125(e)—Good Faith Solicitation.

68.  The Debtors and the Exculpated Parties, and any and all affiliates, directors, officers, members, managers, shareholders, partners, employees, attorneys, and advisors of each of the foregoing, as applicable, have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the Restructuring Support Agreement, the solicitation of acceptances of the Plan, their participation in the Chapter 11 Cases, and the activities described in section 1125 of the Bankruptcy Code, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

v.	Satisfaction of Confirmation Requirements.

69.  Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code.

w.	Conditions to Effective Date.

70.  The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B thereof.

x.	Implementation.

71.  All documents and agreements necessary to implement transactions contemplated by the Plan, including those contained or summarized in the Plan Supplement, the Exit Facility Documents, the Equity Rights Offering Documents, the Backstop Commitment Agreement, the New Governance Documents, and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are essential elements of the Plan, are in the best interests of the Debtors, their Estates, and the Holders of Claims and Interests, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

y.	Corporate Action.

72.  On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement (including the transfers, mergers, conversions, and other actions described in the Restructuring Steps Memorandum) shall be deemed authorized and approved in all respects. Following such actions, WPG Inc. shall continue in existence uninterrupted as a limited liability company re-domesticated from Indiana to Delaware. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.

z.	Vesting of Assets.

73.  Except as otherwise provided in the Plan (including Article IV.I of the Plan), the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facility Documents, and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, as applicable). On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

aa.	Treatment of Executory Contracts and Unexpired Leases.

74.  Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, upon the occurrence of the Effective Date, the Plan and Plan Supplement provide for the assumption or rejection of certain Executory Contracts and Unexpired Leases. The Debtors’ determinations regarding the assumption or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in the Chapter 11 Cases.

bb.	Approval of and Authorization to Enter Into the Exit Facilities and the Exit Facility Documents.

75.  The Exit Facilities and the Exit Facility Documents, to the extent entered into by the Debtors, are an essential element of the Plan, are necessary for Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. Entry into the Exit Facilities and the Exit Facility Documents is in the best interest of the Debtors, their Estates, and all Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Facility Documents and have provided sufficient and adequate notice of the material terms of the Exit Facilities, which material terms were filed as part of the Plan, Plan Supplement, and related pleadings. The terms and conditions are fair and reasonable and were negotiated in good faith and at arm’s length, and any credit extended and loans made pursuant to the Exit Facilities shall be deemed to have been extended, assumed and assigned, issued, or made in good faith. All fees due and payable under or in connection with the Exit Facilities are hereby approved and the Debtors or the Reorganized Debtors, as applicable, are authorized and directed to pay such fees in accordance with the Exit Facility Documents. The Debtors are authorized without further approval of the Bankruptcy Court or any other party to execute and deliver the Exit Facility Documents and execute, deliver, file, record, and issue all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents related or incidental thereto and to perform their obligations thereunder and all transactions contemplated thereby, including the payment or reimbursement of any fees, expenses, losses, damages, or indemnities and the creation or perfection of all liens in connection therewith, in each case, without further notice to the Bankruptcy Court or further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Entity.

cc.	Issuance of New Common Equity.

76.  The issuance of the New Common Equity is an essential element of the Plan and is in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests.

II.  ORDER

BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

A.	Approval of the Disclosure Statement and Disclosure Statement Supplement.

1.    Disclosure Statement. The Disclosure Statement and Disclosure Statement Supplement are approved in all respects.

2.    Ballots. The forms of Ballots attached to the Initial Solicitation Affidavit as Exhibit C (Class 4A Ballot), Exhibit D (Class 4B Ballot), Exhibit E (Class 10 Ballot), Exhibit F (Class 11 Ballot), Exhibit G (Class 5 Master Ballot), Exhibit H (Class 5 Beneficial Ballot), Exhibit I (Class 10 Master Ballot), Exhibit J (Class 10 Beneficial Ballot), Exhibit K (Class 11 Master Ballot), and Exhibit L (Class 11 Beneficial Ballot) are approved.

3.    Solicitation and Voting Procedures. The Solicitation Procedures and the Continued Solicitation and Voting Procedures utilized by the Debtors for distribution of the Solicitation Package and the Supplemental Solicitation Package, respectively, as set forth in the Disclosure Statement Motion, the Supplemental Disclosure Statement Motion, the Confirmation Brief, and the Voting Report, in soliciting acceptances and rejections of the Plan satisfy the requirements of the Bankruptcy Code and the Bankruptcy Rules and are approved. The procedures used for tabulations of votes to accept or reject the Plan as set forth in the Disclosure Statement Motion, the Supplemental Disclosure Statement Motion, the Voting Report, and the Ballots are approved.

4.    Notices. The publication and service of the Notices, as applicable, is deemed to be sufficient and appropriate under the circumstances. The form of the Initial Combined Hearing Notice attached as Exhibit 10 to the Disclosure Statement Order, the Non-Voting Status Notices and Opt-Out Forms, substantially in the forms attached as Exhibit 7, 8, and 9 to the Disclosure Statement Order, the Solicitation Extension Notice attached as Exhibit 2 to the Supplemental Disclosure Statement Order, the Modified Combined Hearing Notice attached as Exhibit 3 to the Supplemental Disclosure Statement Order, and service of each of the foregoing comply with the requirements of the Bankruptcy Code and the Bankruptcy Rules under the circumstances of the Chapter 11 Cases and are approved.

5.    Voting Record Date. July 9, 2021, as the Voting Record Date, and September 2, 2021, as the Voting Deadline, are hereby established and approved with respect to the solicitation of votes to accept, and voting on, the Plan.

B.	Confirmation of the Plan.

6.    This Confirmation Order confirms the Plan in its entirety, as expressly modified herein.

7.    This Confirmation Order approves the Plan Supplement, including the documents contained therein that may be amended in accordance with and as permitted by the Plan and this Confirmation Order. The terms of the Plan, the Plan Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order.

8.    In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims and Interests that voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan.

9.    The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including (a) the Debtors; (b) the Consenting Stakeholders; and (c) all Holders of Claims against and Interests in the Debtors.

C.	Objections Overruled.

10.    To the extent that any objections (including any reservations of rights or statements contained therein) to approval of the Disclosure Statement or Disclosure Statement Supplement or Confirmation of the Plan have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Combined Hearing, all such objections (including any reservation of rights contained therein), except with respect to unresolved cure disputes, are hereby overruled in their entirety and on the merits.

D.	Findings of Fact and Conclusions of Law.

11.    The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Bankruptcy Court at the Combined Hearing in relation to Confirmation, including the Confirmation Ruling, are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Bankruptcy Court at the Combined Hearing and incorporated herein) constitutes an order of this Bankruptcy Court, it is adopted as such.

E.	Incorporation by Reference.

12.    The terms and provisions of the Plan and the Plan Supplement are an integral part of this Confirmation Order and are incorporated by reference herein as if set forth herein. The terms of the Plan, the Plan Supplement, all exhibits thereto, this Confirmation Order, and all other relevant and necessary documents shall be, on and after the Effective Date, binding in all respects upon, and shall inure to the benefit of, the Debtors and Reorganized Debtors, their Estates and their creditors, and their respective successors and assigns, non-Debtor affiliates, any affected third parties, all Holders of Claims and Interests, whether known or unknown, against the Debtors, including all contract counterparties, borrowers, leaseholders, governmental units, and any trustees, examiners, administrators, responsible officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of the Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Chapter 11 Cases, and each of their respective affiliates, successors, and assigns. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of the Bankruptcy Court that the Plan, the Plan Supplement, and any related document, agreement, or exhibit are approved in their entirety.

F.	General Settlement of Claims and Interests.

13.    Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

G.	The Releases, Injunction, Exculpation, Discharge, and Related Provisions.

14.    The releases, injunctions, exculpations, discharges, and related provisions set forth in Article VIII of the Plan, including, for the avoidance of doubt, Articles VIII.B, VIII.C, VIII.D, VIII.E, VIII.F, and VIII.G, are incorporated herein in their entirety, are hereby approved and authorized in all respects, are so ordered, and shall be immediately effective on the Effective Date without further order or action on the part of this Bankruptcy Court or any other party.

H.	Preservation of Causes of Action.

15.    In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII, and all Avoidance Actions, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

16.    The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Disclosure Statement Supplement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless otherwise agreed upon in writing by the parties to the applicable Cause of Action, all objections to the Schedule of Retained Causes of Action must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion against any Reorganized Debtor, without the need for any objection or responsive pleading by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Cause of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objecting party for thirty (30) days, such objection shall be resolved by the Bankruptcy Court. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

17.    The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article VIII. The Reorganized Debtors, through their authorized agents or representatives, as applicable, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

I.	Professional Compensation and Administrative Claims Bar Date.

18.    As soon as reasonably practicable after the Confirmation Date, and no later than one (1) Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Allowed Professional Fee Claims have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

19.    The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

20.    All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, Local Rules, and applicable Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations, as applicable, to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

21.    The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date projected to be outstanding as of the Effective Date, and shall deliver such estimate to the Debtors no later than five (5) calendar days before the anticipated Effective Date; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors shall estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

22.    The Debtors shall indefeasibly pay in Cash all remaining Adequate Protection Obligations (as defined in the DIP Orders) that have accrued and are unpaid as of the Effective Date pursuant to the terms of the DIP Orders, and none of the Agents/Trustee shall be required to File a request for payment of an Administrative Claim with the Bankruptcy Court on account of such Adequate Protection Obligations. The Debtors’ obligation to pay the Adequate Protection Obligations, to the extent not indefeasibly paid in full in Cash on the Effective Date, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or this Confirmation Order until indefeasibly paid in full in Cash.

J.	Notice of Subsequent Pleadings.

23.    Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (a) the United States Trustee; (b) the Reorganized Debtors and their counsel; and (c) any party known to be directly affected by the relief sought by such pleadings.

K.	Retention of Jurisdiction.

24.    Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court retains exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including the matters set forth in Article XI of the Plan.

L.	Reporting.

25.    After the Effective Date of the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have no obligation to file with the Bankruptcy Court, serve on any parties, or otherwise provide any other report that the Debtors or the Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or a Bankruptcy Court order, including (a) any reports to any parties otherwise required under the “first” and “second” day orders entered in the Chapter 11 Cases, (b) monthly operating reports (even for those periods for which a monthly operating report was not filed before the Effective Date), (c) ordinary course professional reports, and (d) monthly or quarterly reports for Professionals; provided, however, that the Debtors or the Reorganized Debtors, as applicable, will comply with the U.S. Trustee’s quarterly reporting requirements. From the Confirmation Date through the Effective Date, the Debtors will file such reports as are required under the Local Rules.

M.	Effectiveness of All Actions.

26.    Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the Debtors and/or the Reorganized Debtors and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders.

N.	Approval of Consents and Authorization to Take Acts Necessary to Implement the Plan.

27.    This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of any state, federal, and any other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, the Disclosure Statement Supplement, any certifications, mortgages, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Supplement, and any certifications, mortgages, documents, instruments, securities, or agreements, and any amendments or modifications thereto.

O.	Plan Implementation Authorization.

28.    The Debtors or the Reorganized Debtors, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, restructuring advisors, and investment bankers, are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, mortgage, release, assumption and assignment, or other agreement or document related to the Plan, any other document included in the Plan Supplement, or any document related or ancillary thereto (each according to their terms), as the same may be modified, amended, and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with their terms, or take any or all corporate actions authorized to be taken pursuant to the Plan, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Bankruptcy Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing offices and recorded in accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to any provisions of the business corporation, limited liability company, or partnership laws of any state, as applicable, no action of the respective board of directors, equity holders, managers, members, or partners of the Debtors or the Reorganized Debtors, as applicable, will be required to authorize the Debtors or Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the restructuring, and any such contract, certificate, instrument, mortgage, release, assumption and assignment, or other agreement or document related to the Plan, and following the Effective Date, each of the documents for the Plan will be a legal, valid, and binding obligation of the Debtors or Reorganized Debtors, as applicable, enforceable against the Debtors and the Reorganized Debtors in accordance with the respective terms thereof.

P.	Distributions.

29.    The procedures governing distributions contained in Article VI of the Plan are approved in their entirety.

Q.	Restructuring Transactions.

30.    On or before the Effective Date, the applicable Debtors or the Reorganized Debtors shall enter into and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions, including as set forth in the Restructuring Steps Memorandum. The Restructuring Steps Memorandum shall be reasonably acceptable to the Consenting Stakeholders. The actions to implement the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and any other terms to which the applicable parties may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, dissolution, or other certificates or documentation pursuant to applicable law; (d) the execution and delivery of the Exit Facility Documents, and any filing related thereto; (e) pursuant to the Equity Rights Offering Procedures, the Common Equity Rights Offering Procedures, and the Backstop Commitment Agreement, the implementation of the Equity Rights Offering, the distribution of the Equity Rights to the Equity Rights Offering Participants, and the issuance of New Common Equity in connection therewith; (f) the issuance of the New Common Equity; (g) the execution and delivery of the New Governance Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (h) the entry into consents from lenders under Secured Property-Level Mortgages and non-Debtors, as necessary to effectuate the steps detailed in the Restructuring Steps Memorandum; and (i) all other actions that the applicable Reorganized Debtors determine to be necessary or advisable, including making filings or recordings that may be required by applicable law in connection with the Plan. All Holders of Claims and Interests receiving distributions pursuant to the Plan and all other necessary parties in interest, including any and all agents thereof, shall prepare, execute, and deliver any agreements or documents, including any subscription agreements, and take any other actions as the Debtors determine are necessary or advisable to effectuate the provisions and intent of the Plan.

31.    This Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to be taken under applicable non-bankruptcy law.

R.	Approval of Equity Rights Offering.

32.    On and after the Effective Date, all documents necessary to effectuate the Equity Rights Offering shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms. All of the New Common Equity to be granted in accordance with the terms of the Equity Rights Offering shall (a) be duly authorized, validly issued, fully paid, and non-assessable, consistent with the terms of the New Governance Documents, and (b) not be subject to avoidance or recharacterization for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.

S.	Approval of and Authorization to Enter Into Exit Facilities.

33.    On or before the Effective Date, the Reorganized Debtors shall enter into the New Term Loan Exit Facility, and are authorized to enter into the New Revolving Exit Facility. The terms of the Exit Facilities, to the extent entered into by the Debtors, are fair and reasonable, and were negotiated in good faith and at arm’s length. This Confirmation Order shall be deemed approval of (a) the New Term Loan Exit Facility, the New Revolving Exit Facility, and the Exit Facility Documents, as applicable, and (b) all transactions contemplated thereby, and all actions to be taken and undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtors to enter into and execute and deliver the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the New Term Loan Exit Facility and, if applicable, the New Revolving Exit Facility.

34.    Upon entry into the New Term Loan Exit Facility and, if applicable, the New Revolving Exit Facility, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents, as applicable, (a) shall be deemed to be granted, (b) shall be valid, legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, as applicable, (d) shall have the priorities as set forth in the Exit Facility Documents, and (e) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all consents, authorizations, or approvals from any Entity necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, consents, authorizations, and approvals shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

T.	New Governance Documents.

35.    The terms of the New Governance Documents attached to the Plan Supplement as Exhibit A are approved in all respects. To the extent any New Governance Document is not attached to the Plan Supplement as of the entry of this Confirmation Order, or a previously filed New Governance Document is materially amended prior to the Effective Date, such New Governance Document shall be filed with the Bankruptcy Court prior to the Effective Date, and such New Governance Document is approved to the extent it is consistent with this Confirmation Order, the Plan, the Plan Supplement, and the Restructuring Support Agreement (including any applicable consent rights therein). The obligations of the applicable Reorganized Debtors related thereto, will, upon execution, constitute legal, valid, binding, and authorized obligations of each of the Debtors or the Reorganized Debtors, as applicable, enforceable in accordance with their terms and not in contravention of any state or federal law. On or about the Effective Date, as provided in the Restructuring Steps Memorandum, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each Reorganized Debtor, as applicable, will be and is authorized to enter into the New Governance Documents and all related documents, to which such Reorganized Debtor is contemplated to be a party on the Effective Date. In addition, on or about the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, or equity holders of any of the Reorganized Debtors, each applicable Reorganized Debtor will be and is authorized to: (a) execute, deliver, file, and record any other contracts, assignments, certificates, instruments, agreements, guaranties, or other documents executed or delivered in connection with the New Governance Documents; (b) issue the New Common Equity; (c) perform all of its obligations under the New Governance Documents; and (d) take all such other actions as any of the responsible officers of such Reorganized Debtor may determine are necessary, appropriate, or desirable in connection with the consummation of the transactions contemplated by the New Governance Documents. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, after the Effective Date, any disputes arising under the New Governance Documents will be governed by the jurisdictional provisions therein.

36.    On or about the Effective Date, as provided in the Restructuring Steps Memorandum, Reorganized WPG, Strategic Value Partners, LLC, or one of its affiliates, as designated by the Plan Sponsor, and all holders of New Common Equity then outstanding shall be deemed to be parties to the New LLC Agreement, regardless of execution by any such holder, and the New LLC Agreement shall be binding on Reorganized WPG, Strategic Value Partners, LLC, or one of its affiliates, as designated by the Plan Sponsor, and all parties receiving, and all holders of New Common Equity (including each New Common Equity Beneficial Owner).

U.	Binding Effect.

37.    Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

V.	Continued Corporate Existence.

38.    Except as otherwise provided in the Plan or the Plan Supplement (including the Restructuring Steps Memorandum), or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). After the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

W.	Vesting of Assets in the Reorganized Debtors.

39.    Except as otherwise provided in the Plan or the Plan Supplement (including the Restructuring Steps Memorandum), or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facility Documents, and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, as applicable). On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

X.	Directors and Officers of Reorganized Debtors.

40.    Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the Debtors will disclose at or prior to the Combined Hearing the identity and affiliations of any Person proposed to serve on the New Board.  The New Board shall be selected by the Plan Sponsor in accordance with the procedures set forth in the Plan Supplement and shall include the chief executive officer of Reorganized WPG; provided that it shall be a condition precedent to the Effective Date that the OEC Approved Director (as defined in the New Governance Term Sheet) shall be identified and reasonably acceptable to the OEC and the Plan Sponsor (as set forth in the New Governance Term sheet or as otherwise agreed between the OEC and the Plan Sponsor).  On the Effective Date, the terms of the current members of WPG Inc.’s board of directors shall expire, and the New Board will include those directors, officers, or managers set forth in the list of directors, officers, or managers of Reorganized WPG included in or selected in accordance with the procedures set forth in the Plan Supplement.  By the Effective Date, the officers and overall management structure of Reorganized WPG, and all officers and management decisions with respect to Reorganized WPG (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the New Board.  By and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents and the New Governance Documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.  To the extent that any such director, officer, or manager of the Reorganized Debtors is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director, officer, or manager.

Y.	Employee Obligations.

41.    Except as otherwise provided in the Plan and subject to Article V thereof, all wages, compensation, and benefits programs, including executive compensation programs and any motions in the Bankruptcy Court for the approval thereof, will be continued according to existing terms and practices. On the Effective Date, Reorganized WPG shall assume all five (5) publicly filed management employment agreements (the “Employment Agreements”) pursuant to the Plan and employ the named executives party thereto in their current positions upon emergence; provided that (a) consummation of the Plan shall constitute a “Change in Control” under each Employment Agreement; (b) “Good Reason” (or a term of like import) under the Employment Agreements will not be triggered solely as a result of (i) the issuance or acquisition of equity pursuant to the Plan or (ii) the cancellation and treatment of equity and/or equity-based compensation pursuant to the consummated Plan; and (c) the severance multiple under each Employment Agreement shall be increased from a multiple of two (2) to a multiple of three (3) times base salary plus target bonus under each Employment Agreement (the other severance terms shall remain unchanged); provided, further, that the cancellation/treatment of equity and/or equity‑based compensation pursuant to the consummated Plan shall constitute “Good Reason” if the New Board does not allocate 50% of the MIP Pool within 90 days of the effective date of the Plan.

42.    For the avoidance of doubt, it is acknowledged that, (a) any incentive or retention payments provided for under the Employment Agreements for the 2021 calendar year were superseded by the 2021 executive compensation programs, (b) any incentive or retention payments under the Employment Agreements for periods after the 2021 calendar year are not superseded by such 2021 executive compensation programs, and (c) each executive’s target bonus for purposes of the severance calculation (but not the pro rata target bonus for 2021) in the executive’s Employment Agreement is unaffected by such 2021 executive compensation programs.

Z.	Ownership and Control.

43.    The consummation of the Plan shall not constitute a change in ownership or change in control, as such terms are used in any statute, regulation, contract, or agreement, including any assumption, assumption and assignment, insurance agreement, mortgage, letter of credit, or hedging arrangement, in effect on the Effective Date and to which any Debtor is a party or under any applicable law of any unit of government.

AA.	Indemnification Obligations.

44.    Consistent with applicable law, each of the Debtors’ indemnification provisions in place immediately prior to the Effective Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, equityholders, attorneys, other professionals, and agents and such current and former directors, officers, and managers’ respective Affiliates, will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Governance Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees, equityholders, and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, equityholders’ or agents’ indemnification rights.

45.    On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

BB.	Claims Reconciliation Process.

46.    Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (a) File, withdraw, or litigate to judgment, objections to Claims or Interests; (b) settle or compromise any Disputed Claim without any further notice to or action, order, or approval of the Bankruptcy Court; and (c) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.P of the Plan.

CC.	Injunctions and Automatic Stay.

47.    Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

DD.	Cancellation of Existing Securities and Agreements.

48.    On the Effective Date, except as otherwise specifically provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions, all notes, bonds, indentures, certificates, securities, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of the Debtors giving rise to any rights or obligations relating to Claims against the Debtors (except with respect to any Claim that is Reinstated pursuant to the Plan) shall be contributed and set off consistent with the Restructuring Steps Memorandum, and upon such contribution and set-off, shall be deemed cancelled and surrendered, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim shall continue in effect solely for purposes of: (1) allowing Holders to receive distributions as specified under the Plan; and (2) allowing and preserving the rights of each of the Agents/Trustees, and the DIP Agent, as applicable, to make distributions as specified under the Plan on account of Allowed Claims and Allowed Interests, as applicable, including allowing each of the Agents/Trustees to submit invoices for any amount and enforce any obligation owed to them under the Plan to the extent authorized or allowed by the applicable Existing Debt Document. Notwithstanding the foregoing, each applicable Agent/Trustee is authorized and directed to, at the sole cost and expense of the Reorganized Debtors, execute (and take any reasonable additional steps at the sole cost and expense of the Reorganized Debtors necessary to give effect to) any applicable documents required to effectuate the contribution and set-off pursuant to the Plan and consistent with the Restructuring Steps Memorandum.

49.    Subject to the Effective Date of the Plan, the distributions to Class 5 under the Plan, and the payment of the Unsecured Notes Trustee Fees in full, all Debtors’ past and future obligations under the Unsecured Notes and the Unsecured Notes Indenture, including all guarantees, shall be fully released and discharged. Without limiting the foregoing, the Unsecured Notes Indenture and the Unsecured Notes shall, on or about (but in no event after) the Effective Date, as provided in the Restructuring Steps Memorandum, be deemed discharged and canceled for all purposes provided, that notwithstanding Confirmation, the occurrence of the Effective Date of the Plan, or the releases set forth in Article VIII of the Plan, the Unsecured Notes Indenture and the Unsecured Notes shall continue in effect to (a) allow Holders of Unsecured Notes Claims to receive distributions pursuant to the Plan; (b) allow and preserve the Unsecured Notes Trustee’s right to receive and make distributions under the Plan to the extent provided in the Plan; (c) preserve the Unsecured Notes Trustee’s rights to enforce any obligations owed to it under the Plan; (d) permit the Unsecured Notes Trustee to appear and be heard in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (e) preserve the Unsecured Notes Trustee’s rights to compensation and indemnification, including, if applicable, in its capacities as paying agent, transfer agent, or security registrar under the Unsecured Notes Indenture, only as against any money or property distributable to Holders of Unsecured Notes Claims, including permitting the Unsecured Notes Trustee to maintain, enforce, and exercise its charging lien to the extent provided therein. For the avoidance of doubt and except as otherwise provided for in the Plan and the Confirmation Order, the Unsecured Notes Trustee shall have no duties under the Unsecured Notes Indenture for the Unsecured Notes after the Effective Date of the Plan, except in connection with Plan distributions. The Debtors will coordinate with the Unsecured Notes Trustee with respect to the surrender and cancelation of the Unsecured Notes held at DTC and the Class 5 distributions to be made under the Plan. The Debtors and the Reorganized Debtors, as applicable, agree to pay all reasonable and documented fees and expenses of the Unsecured Notes Trustee and its professionals whether incurred before, on, or after the Effective Date of the Plan.

EE.	Exemption From Registration Requirements.

50.    All 1145 Securities will be issued in reliance upon an exemption from registration provided by section 1145 of the Bankruptcy Code.  All 4(a)(2) Securities will be issued in reliance upon section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, and will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom. For the avoidance of doubt, the New Common Equity and the Equity Rights (including any New Common Equity issuable upon the exercise thereof), other than any New Common Equity issued in connection with (a) the exercise of oversubscription rights by a Holder of Existing Common Equity Interest Rights and (b) the exercise of Backstop Party Rights or fulfillment of Backstop Party obligations, are hereby deemed 1145 Securities.

51.    Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the 1145 Securities shall be exempt from, among other things, the registration and prospectus delivery requirements of section 5 of the Securities Act and any other applicable federal, state, local or other law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  Each of the 1145 Securities, (a) will not be “restricted securities” as defined in rule 144(a)(3) under the Securities Act and (b) will be freely tradable and transferable in the United States by each recipient thereof that (i) is an entity that is not an “underwriter” as defined in section 1145(b)(1) of the Bankruptcy Code, (ii) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (iii) has not been such an “affiliate” within 90 days of the time of the transfer, and (iv) has not acquired such securities from an “affiliate” of the Debtors after the initial issuance under the Plan in a transaction or chain of transactions not involving any public offering, within one year of the time of transfer.  Notwithstanding the foregoing, the 1145 Securities remain subject to compliance with applicable securities laws and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities and subject to any restrictions in the New Governance Documents.

52.    All shares of New Common Equity issued in connection with (i) the exercise of oversubscription rights by a holder of Existing Common Equity Interest Rights and (ii) the exercise of Backstop Party Rights will be issued without registration under the Securities Act in reliance upon the exemption set forth in section 4(a)(2) of the Securities Act and/or Regulation D and similar registration exemptions applicable outside of the United States. Any securities issued in reliance on section 4(a)(2), including in compliance with Rule 506 of Regulation D, will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law and subject to any restrictions in the New Governance Documents or regulatory restrictions.

53.    To the extent that ownership of the Securities to be issued under the Plan shall be effected through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the Securities to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

FF.	Section 1146 Exemption.

54.    To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, reinstatement, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Equity; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, sales or use tax, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

GG.	Payment of OEC Member Fees

55.    Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay the OEC Member Fees on or about the Effective Date, as provided in the Restructuring Steps Memorandum. After the Effective Date, the Reorganized Debtors shall pay all OEC Member Fees, to the extent not already paid by the Debtors or Reorganized Debtors, as applicable, within ten (10) Business Days of receipt by the Reorganized Debtors, of an invoice from any Entity entitled to any unpaid OEC Member Fees. For the avoidance of doubt, the Debtors and the Reorganized Debtors shall not continue to pay OEC Member Fees incurred after the Effective Date.

HH.	Payment of Certain Fees.

56.    Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, shall pay the Restructuring Expenses on or about the Effective Date, as provided in the Plan, Restructuring Support Agreement, or Restructuring Steps Memorandum, as applicable, subject to the conditions set forth in Article IV.V of the Plan and the Restructuring Support Agreement.  The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval.  All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least two (2) Business Days before the anticipated Effective Date or such later date as permitted by the Debtors; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses.  On or as soon as practicable after the Effective Date, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.  In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay pre- and post‑Effective Date Restructuring Expenses related to implementation, consummation, and defense of the Plan, and pre- and post-Effective Date fees and expenses due under the Backstop Commitment Agreement (including, but not limited to, as contemplated by that certain July 8, 2021 Side Letter thereto, subject to the cap on expenses provided for therein), whether incurred before, on, or after the Effective Date.

II.	Nonseverability of Plan Provisions upon Confirmation.

57.    Each term and provision of the Plan as it heretofore may have been altered or interpreted by the Bankruptcy Court in accordance with the Plan and as modified by this Confirmation Order is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable; and (c) nonseverable and mutually dependent.

JJ.	Waiver or Estoppel.

58.    Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement is not addressed in this Confirmation Order or was not disclosed in the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or papers Filed with the Bankruptcy Court prior to the Confirmation Date.

KK.	Authorization to Consummate.

59.    The Debtors and the Reorganized Debtors, as applicable, are authorized to consummate the Plan, including the transactions contemplated by the Restructuring Steps Memorandum. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

LL.	Assumption and Cure of Executory Contracts.

60.    The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety. For the avoidance of doubt, on the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases of the Debtors shall be deemed assumed by the Debtors or Reorganized Debtors, as applicable, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease: (a) previously was assumed or rejected by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Lease Schedule. The assumption of Executory Contracts and Unexpired Leases may include the assignment of certain of such contracts to Affiliates.

61.    Except as otherwise set forth herein, this Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions or assumption and assignment, as applicable, of such Executory Contracts or Unexpired Leases as provided for in the Plan, pursuant to sections 365(a) and 1123 of the Bankruptcy Code effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Schedules of Assumed and Rejected Contracts identified in Article V.A of the Plan and in the Plan Supplement at any time through and including 45 days after the Effective Date.

62.    To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

MM.	Provisions Related to the Goldberg Joint Ventures.

63.    Alan J. Goldberg holds an 11.79% limited partner interest in Debtors MSA/PSI Altamonte Limited Partnership, MSA/PSI Ocala Limited Partnership, and MSA/PSI Westland Limited Partnership (the “Goldberg Joint Ventures”). Nothing in the Plan or this Confirmation Order shall alter, modify, impair, or otherwise affect the rights and obligations set forth in any agreement, instrument, or other document relating to the Goldberg Joint Ventures.

NN.	Provision Related to the O’Connor Joint Ventures.

64.    The Debtors, the General Partners,3 the Joint Ventures,4 and the Limited Partners5 agree that: (a) notwithstanding any provision of the Plan or this Confirmation Order, the releases set forth in the Plan (including Article VIII thereof) and approved in this Confirmation Order or any other Definitive Document, nothing in the Plan (including Article VIII thereof), this Confirmation Order, or any other Definitive Document shall be deemed to release, discharge, exculpate, waive, compromise, or settle any claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, liabilities, and other matters (including any Intercompany Claim), if any, held by any Debtor, General Partner, Joint Venture, Limited Partner, property manager for any property owned directly or indirectly by any Joint Venture or Related Party of any of the foregoing against any Debtor, General Partner, Joint Venture, or Limited Partner, property manager for any property owned directly or indirectly by any Joint Venture or Related Party of any of the foregoing, it being expressly agreed by such entities that all such claims, interests, obligations, rights, suits, damages, Causes of Action, remedies, liabilities, and other matters shall be expressly preserved notwithstanding entry of this Confirmation Order; and (b) the terms of this paragraph 64 shall be binding upon and inure to the benefit of each of the successors and assigns of the Debtors, General Partners, Joint Ventures, and Limited Partners.

[3]

For purposes of this Confirmation Order, “General Partners” means, collectively: (a) WPG-OC General Partner, LLC; (b) Washington Prime Acquisition, LLC; (c) WPG-OC General Partner II, LLC; (d) WPG-OC General Partner III, LLC; and (e) WPG Kahala Holdings LLC.

[4]

For purposes of this Confirmation Order, “Joint Ventures” means, collectively, (a) WPG-OC JV, LP; (b) WPG-OC JV II, LP; (c) WPG-OC JV III, LP; (d) WPG-OC JV IV, LP; (e) WPG-OC JV V, LP; (f) WPG-OC JV VI LP; and (g) WPG‑OC JV VII LP.

[5]	For purposes of this Confirmation Order, “Limited Partners” means, collectively: (a) O’Connor Mall Partners, L.P. and (b) O’Connor Mall Parallel Partners, L.P.

OO.	Provision Related to Boardman SC, LLC.

65.    Boardman SC, LLC (“BSC”) and Debtor Southern Park Mall, LLC (“SPM”) are the parties to the OEA.6  Nothing in this Confirmation Order, the Plan, the Plan Supplement, or any Definitive Documents (including as any of the foregoing may be amended or modified before or after entry of this Confirmation Order) (collectively, the “Plan Documents”) shall (a) alter, modify, limit, eliminate, waive, discharge, impair, or otherwise affect any provisions, rights, or obligations set forth in the OEA, or (b) alter, modify, limit, eliminate, waive, discharge, impair, or otherwise affect (or limit or prevent BSC or SPM from asserting or enforcing) any or all claims, causes of action, interests, defenses, obligations, arguments, rights, rights of set-off or recoupment, suits, damages, remedies, liabilities, and other matters relating to the OEA, if any, whether in the Bankruptcy Court or in any other court of competent jurisdiction. BSC, SPM, the Debtors, and the Reorganized Debtors, as applicable, reserve all rights and remedies with respect to the foregoing.  Without limiting the generality of the preceding sentence, and notwithstanding anything in any of the Plan Documents to the contrary, BSC, the Debtors, and the Reorganized Debtors, as applicable, reserve and retain all rights and remedies, at law or in equity, and shall not be prevented by the automatic stay or the injunction in Article VIII.G of the Plan, on or after the Effective Date, from taking any or all actions as may be permissible under the OEA or applicable law.  BSC hereby opts out of the Third‑Party Release contained in Article VIII.E of the Plan.  The terms and provisions of this paragraph 65 shall be binding upon and inure to the benefit of each of BSC, SPM, the Debtors, the Reorganized Debtors, and their respective successors and assigns.

[6]

For purposes of this Confirmation Order, “OEA” means that certain Operating and Easement Agreement dated October 13, 1993 (originally entered into between Southern Park Mall, Inc. and The Higbee Company), as supplemented by that certain Supplemental Agreement dated October 13, 1993, and as amended by that certain Amendment No. 1 to Operating and Easement Agreement dated February 9, 1998, with respect to which BSC is the non-debtor counterparty.

PP.	Provisions Related to Dillard Texas South, LLC.

66.    The Debtors, Dillard Texas South, LLC, Dillard’s Inc., and their respective affiliates reserve all rights with respect to the ownership (together with all and singular the easements, rights, and appurtenances thereto including those granted pursuant to that certain Construction, Operating and Reciprocal Easement Agreement dated September 2, 1988, recorded in Volume 4476, Page 1772 of the Official Public Records of Real Property, as further affected by the Assignment and Assumption Agreement recorded in Volume 7526, Page 632 of the Official Public Record of Real Property and Assignment of Operating Agreement recorded in Volume 16860, Page 2176 of the Official Public Records, all of Bexar County, Texas) of certain real property with a legal description of “ALL OF THAT CERTAIN LOT, TRACT, OR PARCEL OF LAND SITUATED IN BEXAR COUNTY, TEXAS, AND DESCRIBED AS FOLLOWS, TO WIT: LOT 7, BLOCK 1, N.C.B. 17658, OF THE REPLAT AND SUBDIVISION PLAT ESTABLISHING ROLLING OAKS PARK SUBDIVISION, UNIT 3, A SUBDIVISION IN THE CITY OF SAN ANTONIO ACCORDING TO THE MAP OR PLAT THEREOF, RECORDED IN VOLUME 9525, PAGES 17-21, DEED AND PLAT RECORDS, BEXAR COUNTY, TEXAS” (the “Subject Property”), and the Bankruptcy Court shall retain exclusive jurisdiction over the adjudication of the ownership of the Subject Property until six (6) months from the Effective Date. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Debtors, the Plan Sponsor, and each of their Affiliates, successors, and assigns shall not encumber the Subject Property with the grant of any liens or encumbrances against the Subject Property, whether through the Exit Facilities or otherwise, without an agreement between the Debtors and Dillard Texas South, LLC or further order of the Bankruptcy Court (it being understood that such prohibition shall not apply to the property constituting the Rolling Oaks Mall other than the Subject Property).

67.    Nothing in the Plan or this Confirmation Order shall alter the rights of Dillard Texas South, LLC, Dillard’s, Inc., and any of their affiliates under any prepetition agreements with the Debtors, and any Claims held by Dillard Texas South, LLC, Dillard’s, Inc., and any of their affiliates against the Debtors as of the Petition Date shall be Reinstated in their entirety.

QQ.	Assumed Leases.

68.    Notwithstanding anything to the contrary in the Plan, including any amendments, supplements, cure notices, addendums or exhibits relating thereto, nothing in the Plan or this Confirmation Order shall: (a) modify or otherwise release, waive, excuse, limit, diminish, or extinguish the rights, duties, obligations, responsibilities, or liabilities of the Debtors or any counterparty to any unexpired lease of nonresidential real property or related agreement with a Debtor or non-Debtor entity as such lease may be assumed by the Debtors, if applicable (each, together with any supplement, amendment, or modification thereto, as and if applicable, an “Assumed Lease”), all of which shall remain unimpaired by the Plan; (b) modify the rights of any current or former party to an Assumed Lease, to assert any right of setoff or recoupment that such party may have under applicable bankruptcy or non-bankruptcy law, including the assertion of rights in respect of legal and equitable defense, or to setoff or recoupment, under such Assumed Lease; (c) release, waive, excuse, limit, diminish, extinguish, or otherwise alter any of the duties, obligations, responsibilities or liabilities of the Debtors, as applicable, under any Assumed Lease, that are unbilled or not yet due or determined as of date hereof, regardless of when such obligations accrue or arise under such Assumed Lease, such as common area maintenance, insurance, taxes, and similar obligations, any regular or periodic adjustment or reconciliation of charges under the Assumed Lease or Restrictive Covenant (as defined herein), or indemnification obligations, if any, each of which shall be performed when such obligations become due or owing in the ordinary course under the terms of the applicable Assumed Lease; or (d) shall release, alter, extinguish, or otherwise diminish any interests, covenants, or rights applicable to any shopping center or real estate subject to an Assumed Lease that limit or condition the permitted use of the property, including any provisions such as radius, location, use, or exclusivity provision, or release, alter, extinguish, breach, or otherwise diminish any such provision contained in any other lease, financing agreement, master agreement, or other agreement, such as easements, reciprocal easement agreements, construction operating and reciprocal easement agreements, operating or redevelopment agreements, covenants, licenses, or permits (collectively, a “Restrictive Covenant”), relating to such shopping center or real estate. Nothing in this paragraph 68 shall be deemed to release, waive, excuse, limit, diminish, extinguish, or otherwise alter any of the rights, remedies, or obligations of the Debtors, Reorganized Debtors, or any non-Debtor entity, as applicable, set forth in the respective Assumed Lease(s) or Restrictive Covenant(s).

RR.	Provision Related to Ross Dress for Less, Inc.

69.    Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Unexpired Leases between the Debtors and Ross Dress for Less, Inc., Ross Stores, Inc., or its affiliates (“Ross”), (a) the Debtors may not modify their decision to assume or reject, as applicable, such Unexpired Lease beyond the Confirmation Date absent written consent of Ross and (b) any Proofs of Claim Filed by Ross based on rejection of its Unexpired Leases shall not be subject to any provisions of the Plan authorizing automatic disallowance of claims and no disallowance of Ross’s Claims shall be permitted without Filing of a Claim objection. In addition, Ross opts out of the Third-Party Release set forth in Article VIII.E of the Plan.

SS.	Provision Related to Cinemark USA, Inc.

70.    None of the following entities: Cinemark USA, Inc., Century Theatres, Inc., and CNMK Texas Properties, LLC are a Releasing Party under the Plan. Notwithstanding anything to the contrary in the Plan and the Confirmation Order, the Debtors are not assuming the lease of Cinemark USA, Inc. and CNMK Texas Properties, LLC with Sunland Park Mall, LLC as such lease terminated prior to the Petition Date, and any claims, defenses, or counterclaims asserted by Cinemark USA, Inc or CNMK Texas Properties, LLC in litigation styled Sunland Park Mall, LLC v. CNMK Texas Properties, LLC and Cinemark USA, Inc. pending the El Paso County Court At Law No. 6 under Case No. 2020DCV2895 are expressly preserved.

TT.	Provision Relating to Chick-Fil-A, Inc.

71.    Chick-Fil-A, Inc. opts out of the Third-Party Release set forth in Article VIII.E of the Plan.

UU.	Provisions Related to the Texas Taxing Authorities.

72.    For the avoidance of doubt, the Texas Taxing Authorities7 shall not be required to File a Proof of Claim that is not required to be filed by section 503(b)(1)(D) of the Bankruptcy Code. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Secured Tax Claims of the Texas Taxing Authorities under the Texas Tax Code, including those Texas Taxing Authorities that are the subject of the Texas Taxing Authorities’ Objections8 (and any Secured Claims that are Administrative Claims, regardless of whether an administrative Proof of Claim is actually Filed pursuant to section 503(b)(1)(D) of the Bankruptcy Code) (the “Texas Taxing Authorities’ Claims”), (a) to the extent the Texas Tax Code provides for interest with respect to any portion of the Texas Taxing Authorities’ Claims, such interest shall be included in the Texas Taxing Authorities’ Claims to the extent permitted by the Bankruptcy Code, (b) the Liens, if any, securing the Texas Taxing Authorities’ Claims shall be retained until the applicable Texas Taxing Authorities’ Claims are paid in full, (c) the Debtors or the Reorganized Debtors, as applicable, shall pay the Texas Taxing Authorities’ Claims on the later of (x) if the Claims are not contested, (i) the date the Allowed Texas Taxing Authorities’ Claims become due pursuant to the Texas Tax Code (subject to any applicable extensions, grace periods, or similar rights under the Texas Tax Code) and (ii) the Effective Date (or as soon as reasonably practicable thereafter); or (y) if the Claims are contested, the date such Claims are Allowed; provided, however, without prejudice to the Debtors’ rights to dispute the Texas Taxing Authorities’ Claims in any forum other than the Bankruptcy Court within the time provided by applicable law, any Claims Objection to the Texas Taxing Authorities’ Claims must be filed within 120 days of the Effective Date, and (d) the Liens of the Texas Taxing Authorities shall not be primed or subordinated by the Exit Facilities, and such Liens shall have the same priority vis-à-vis the Exit Facilities as they have vis-à-vis the Credit Facility Claims that such Exit Facilities will refinance.

[7]

For purposes of this Confirmation Order, “Texas Taxing Authorities” means, collectively, Carrollton-Farmers Branch Independent School District, Valwood Improvement Authority, Richardson Independent School District, Harris County Municipal Utility District #358, Harris County Water Control District #155, Williamson County, Texas, Cameron County, City of Harlingen, Harlingen CISD, Harris County, Cypress-Fairbanks Independent School District, Dallas County, City of El Paso, Hidalgo County, City of McAllen, Tarrant County, Irving Independent School District, Bexar County, and Gregg County.

[8]

For purposes of this Confirmation Order, “Texas Taxing Authorities’ Objections” means, collectively, (a) The Certain Texas Taxing Entities’ Limited Objection to the First Amended Joint Chapter 11 Plan of Washington Prime Group, Inc., and Its Debtor Affiliates [Docket No. 902] and (b) Williamson County, Texas’ Objection to Debtors’ Joint Chapter 11 Plan of Reorganization of Washington Prime Group Inc., and Its Debtor Affiliates [Docket No. 924].

73.    All rights and defenses of the Debtors and the Reorganized Debtors under bankruptcy and non-bankruptcy law are reserved and preserved with respect to such Texas Taxing Authorities’ Claims. In the event of a default in the payment of the Texas Taxing Authorities’ Claims as provided herein, the Texas Taxing Authorities shall provide written notice to counsel for the Reorganized Debtors, and the Reorganized Debtors shall have thirty (30) days from the date of such written notice to cure any default (the “Cure Period”). If the default is not cured within the Cure Period, the Texas Taxing Authorities shall be entitled to pursue collection of all amounts owed pursuant to state law outside the Bankruptcy Court. The Debtors’ and the Reorganized Debtors’ (as applicable) rights and defenses under applicable law and the Bankruptcy Code with respect to the foregoing, including their right to dispute or object to the Texas Taxing Authorities’ Claims and Liens, are fully preserved.

VV.	Provisions Related to the Huntington National Bank.

74.    Notwithstanding anything to the contrary in the Plan, nothing in the Plan or this Confirmation Order shall release, impair, or otherwise preclude any valid right of setoff or recoupment of The Huntington National Bank (“HNB”) against any of the Debtors for any liabilities arising from or related to the 2002 ISDA Master Agreement dated as of November 30, 2015, by and between HNB and Washington Prime Group, L.P, including the Schedule thereto, the Interest Rate Swap Confirmation Transaction Ref No: 27922HU/57767056/389403 dated as of December 11, 2015, and the Interest Rate Swap Confirmation Transaction Ref No: 31690HU/96581100/489044 dated as of May 9, 2018, all as amended from time to time (collectively, the “Huntington National Bank ISDA Master Agreement”) and the Events of Default (if any) thereunder. To the extent that any Allowed Claim of HNB arising under the Huntington National Bank ISDA Master Agreement is not paid in full pursuant to the Plan, all such rights, claims, interests, and defenses of HNB shall be preserved against the Debtors or Reorganized Debtors, as applicable, to the same extent as they have existed as of the Effective Date, until any such Allowed Claims are paid in full. For the avoidance of doubt, this paragraph 74 of the Confirmation Order shall satisfy any requirement that HNB file a motion with the Bankruptcy Court requesting the authority to exercise its rights of setoff or recoupment.

75.    HNB and the Debtors reserve all rights, claims, and defenses (whether under contract, statutory, or common law) arising from or related to that certain Loan Agreement dated as of December 21, 2017, by and between HNB, as lender, OKC-NHP, LLC, as borrower, and Washington Prime Group, L.P., as guarantor (the “OKC-NHP Loan Agreement”). To the extent one or more of the Reorganized Debtors reinstate any Allowed Claim of HNB arising under the OKC-NHP Loan Agreement pursuant to the Plan, all such rights, claims, interests, and defenses of HNB shall be preserved against the Debtors or Reorganized Debtors, as applicable, to the same extent as they have existed as of the Effective Date, until any such Allowed Claims are paid in full.

WW.	Provisions Related to Francisco Molina and Maria Molina.

76.    Nothing in the Plan or this Confirmation Order shall prejudice, release, or enjoin any rights of the Molinas9 to pursue the Molinas Proceeding10 to judgment, including to collect any judgment from the proceeds of insurance coverage, if any, available under insurance policies issued to the Debtors at no cost to the Debtors or their Estates.  The Debtors reserve all rights and defenses with respect to the Molinas Proceeding as available under applicable law, and nothing in this paragraph 76 shall be deemed an admission as to the validity of any claims asserted in the Molinas Proceeding.  For the avoidance of doubt, nothing in this paragraph 76 shall limit the rights of the Debtors or the Molinas under that certain Stipulation and Agreed Order By and Among the Debtors and Francisco Molina and Maria Molina Abating the Hearing Regarding Relief From Automatic Stay [Docket No. 935]. In addition, the Molinas opt out of the Third-Party Release set forth in Article VIII.E of the Plan.

[9]	For purposes of this Confirmation Order, “Molinas” means Francisco Molina and Maria Molina.
[10]

For purposes of this Confirmation Order, “Molinas Proceeding” means that certain pending lawsuit in the Circuit Court, Fourth Judicial Circuit, in and for Clay County Florida, captioned Francisco Molina and Maria Molina, his wife vs. Orange Park Mall, LLC, a foreign corporation, and Washington Prime Group, Inc., a foreign corporation.

XX.	Provisions Related to Tracee L. White.

77.    Nothing in the Plan or this Confirmation Order shall prejudice, release, or enjoin any rights of Tracee L. White to pursue the White Proceeding11 to judgment, including to collect any judgment from the proceeds of insurance coverage, if any, available under insurance policies issued to the Debtors at no cost to the Debtors or their Estates.  The Debtors reserve all rights and defenses with respect to the White Proceeding as available under applicable law, and nothing in this paragraph 77 shall be deemed an admission as to the validity of any claims asserted in the White Proceeding.  In addition, Tracee L. White opts out of the Third-Party Release set forth in Article VIII.E of the Plan.

YY.	Provisions Related to Anna Brady.

78.    Nothing in the Plan or this Confirmation Order shall prejudice, release, or enjoin any rights of Anna Brady to pursue the Brady Proceeding12 to judgment, including to collect any judgment from the proceeds of insurance coverage, if any, available under insurance policies issued to the Debtors at no cost to the Debtors or their Estates.  For the avoidance of doubt, neither the automatic stay nor the injunction in Article VIII.G of the Plan shall prevent continuation of the Brady Proceeding upon entry of this Confirmation Order, subject to the terms of this Confirmation Order. The Debtors reserve all rights and defenses with respect to the Brady Proceeding as available under applicable law, and nothing in this paragraph 78 shall be deemed an admission as to the validity of any claims asserted in the Brady Proceeding.  In addition, Anna Brady opts out of the Third-Party Release set forth in Article VIII.E of the Plan.

[11]

For purposes of this Confirmation Order, “White Proceeding” means that certain pending lawsuit in the Circuit Court, Fourth Judicial Circuit, in and for Clay County Florida, captioned Tracee L. White, an individual, vs. Orange Park Mall, LLC, a Foreign Limited Liability Company.

[12]

For purposes of this Confirmation Order, “Brady Proceeding” means that certain pending lawsuit in the Iowa District Court for Woodbury County captioned Anna Brady v. Washington Prime Group, LP, Southern Hills Malls, LLC, and Simon Property Group, LP.

ZZ.	Provisions Related to SW Irving, LLC.

79.    Nothing in the Plan, this Confirmation Order, or the Plan Supplement shall prejudice, release, or enjoin any rights of SW Irving, LLC (“SWI”) to pursue the SWI Proceeding13 to judgment, including any declaratory relief awarded in the SWI Proceeding or any monetary judgment collected from the proceeds of insurance coverage, if any, available under insurance policies issued to the Debtors at no cost to the Debtors or their Estates. The Debtors reserve all rights and defenses with respect to the SWI Proceeding as available under applicable law, and nothing in this paragraph 79 shall be deemed an admission as to the validity of any claims asserted in the SWI Proceeding. In addition, SWI opts out of the Third-Party Release set forth in Article VIII.E of the Plan.

AAA.	Provision Related to Randy Slipher and the Objecting Class Plaintiffs.

80.    Nothing in the Plan or this Confirmation Order shall prejudice, release, exculpate, or enjoin any rights of the Objecting Class Plaintiffs (as defined in the Slipher Objection[1]), solely to the extent the putative class is subsequently certified by a court of competent jurisdiction, to pursue the Class Action (as defined in the Slipher Objection) to judgment; provided that the Objecting Class Plaintiffs may collect solely and exclusively from the proceeds of the available D&O Insurance (as defined in the Slipher Objection), to the extent such proceeds are available, at no cost to the Debtors or their Estates, or any individual named as a defendant in the Class Action; provided, further, that nothing herein shall impair the rights of any individual named in the Class Action from seeking to be indemnified by the Debtors, to the extent necessary. To the extent the putative class is not certified, or the Objecting Class Plaintiffs’ obligation to collect solely and exclusively from the available D&O Insurance is deemed void or otherwise unenforceable, then the foregoing provisions shall be applicable only to Randy Slipher in his individual capacity and all of the rights, arguments, and defenses of the Class Action defendants are reserved with respect to whether any party is bound by the release provisions in Article VIII.E of the Plan.

BBB.	Provisions Related to the United States Securities and Exchange Commission.

81.    Notwithstanding any provision herein to the contrary, no provision of the Plan or this Confirmation Order (i) releases any non-Debtor person or entity (including any Released Party) from any Claim or Cause of Action of the United States Securities and Exchange Commission (the “SEC”); or, (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any Claims, Causes of Action, proceedings, or investigations against any non-Debtor person or entity (including any Released Party) in any forum.

[13]

For purposes of this Confirmation Order, “SWI Proceeding” means that certain pending lawsuit in the 116th District Court of Dallas County Texas, captioned SW Irving, LLC v. Mall At Irving, LLC, Case No. DC-19-18839.

[14]	For purposes of this Confirmation Order, “Slipher Objection” means the Objection of Presumptive Lead Plaintiff Randy Slipher, Individually, and On Behalf of Putative Class of Similarly Situated Washington Prime Group, Inc. Shareholders, to Confirmation of Debtors’ Amended Joint Chapter 11 Plan As to Third Party Releases [Docket No. 972].

CCC.	Provisions Related to the Non-RSA Bondholders.

82.    Notwithstanding any provision of the Plan, this Confirmation Order, or any other order in these Chapter 11 Cases, Invictus Global Management, LLC and Mountain Special Situations Fund, LLC (the “Non-RSA Bondholders”) shall be entitled to receive New Common Equity through the exercise of the Unsecured Noteholder Rights on account of their Unsecured Notes held as of the commencement of the Combined Hearing by tendering such Unsecured Notes into DTC’s ATOP platform, submitting a Subscription Form with all required attachments and remitting the corresponding aggregate purchase price, in each case as soon as reasonably practicable and in accordance with the Equity Rights Offering Procedures.  For the avoidance of doubt, the Subscription Form and Payment Deadline and Subscription Tender Deadline (as defined in the Equity Rights Offering Procedures) shall be extended with respect to the Non-RSA Bondholders in accordance with the foregoing sentence.  On the basis of this paragraph 82 and the other agreements entered into by and among the Debtors, the Plan Sponsor, and the Non-RSA Bondholders, the Non-RSA Bondholders’ objection to Confirmation of the Plan and approval of the Disclosure Statement is hereby withdrawn.

83.    Notwithstanding anything to the contrary in the New LLC Agreement, the Plan Sponsor hereby agrees that it shall not exercise its right of first offer pursuant to section 9.2 of the New LLC Agreement against the Non-RSA Bondholders solely with respect to the New Common Equity received by the Non-RSA Bondholders (i) in respect of any Minimum Allocation assigned by the Plan Sponsor to the Non-RSA Bondholders (ii) through the exercise of the Unsecured Noteholder Rights pursuant to the procedures set forth in the foregoing paragraph 82 on account of Unsecured Notes held by the Non-RSA Bondholders as of the commencement of the Combined Hearing or (iii) as part of the recovery for Class 5 under the Plan on account of the Unsecured Notes held by the Non-RSA Bondholders as of the commencement of the Combined Hearing.

84.    The Debtors are directed to pay, on the Effective Date, the reasonable and documented fees and expenses of the Non-RSA Bondholders in an amount not to exceed $300,000 upon submission of invoices, in summary format with reasonably sufficient detail (which may be redacted for confidentiality or attorney-client privilege), to the Debtors and Plan Sponsor at least two (2) Business Days prior to the Effective Date.

DDD.	Certain Tax Matters.

85.    WPG LP (and any successor entity thereto) shall not be permitted to make an election pursuant to Section 6226 of the Code (or any similar provision of U.S. state, local or non‑U.S. law) in connection with or in relation to any tax audit or similar proceeding in respect of WPG LP for the taxable year that includes the Effective Date.  With respect to any U.S. state, local or non-U.S. jurisdiction which would, absent an election to the contrary, require the partners of a partnership to take into account any adjustments to taxable income, gain, loss, deduction or credit (or any items thereof) as a result of any corresponding adjustments arising under a U.S. federal tax audit or similar proceeding, WPG LP (or any successor entity thereto) shall elect to cause any tax arising as a result of such adjustments to be paid at the WPG LP(or successor entity) level rather than by its partners.

EEE.	Dissolution of Statutory Committees.

86.    On the Effective Date, any statutory committees appointed in the Chapter 11 Cases, including the UCC and the OEC, shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.  The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date, except for the fees and expenses incurred by the OEC’s professionals in connection with the limited purpose of filing and prosecuting final fee applications; provided, however, that following the Effective Date, the UCC and the OEC shall continue in existence and have standing and a right to be heard for the following limited purposes: (a) pursuing claims and final fee applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, including payment of UCC and OEC member expenses; (b) any appeals of the Confirmation Order; (c) any appeals to which the UCC or OEC is a named party; and (d) any adversary proceedings or contested matters as to the Effective Date to which the UCC or the OEC is a named party.

FFF.	Effect of Non-Occurrence of Conditions to the Effective Date.

87.    Notwithstanding the entry of this Confirmation Order, if the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan, the Disclosure Statement, or the Disclosure Statement Supplement shall: (a) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

GGG.	Applicable Nonbankruptcy Law

88.    The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

HHH.	Waiver of 14-Day Stay.

89.    Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective and enforceable immediately upon its entry and not subject to any stay.

III.	Post-Confirmation Modification of the Plan.

90.    Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in the Plan, the Debtors are hereby authorized to alter, amend, or modify materially the Plan (including the Plan Supplement), one or more times, after the Confirmation Date and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Disclosure Statement Supplement, or this Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

JJJ.	Effect of Conflict.

91.    This Confirmation Order supersedes any Bankruptcy Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order, solely to the extent of any such inconsistency. If there is any inconsistency between the terms of the Plan (including the Plan Supplement) and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.

KKK.	Final Order.

92.    This Confirmation Order is a Final Order and the period in which an appeal must be Filed will commence upon entry of this Confirmation Order.

Dated: __________, 2021
Houston, Texas	MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan